UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 15, 2014

BLUEKNIGHT ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

201 NW 10th, Suite 200 Oklahoma City, Oklahoma	73103
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (918) 237-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act     (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act     (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 15, 2014, Blueknight Energy Partners, L.P. (the “Partnership”) entered into a First Amendment to Amended and Restated Credit Agreement (the “Credit Agreement Amendment”), which amended that certain Amended and Restated Credit Agreement, dated as of June 28, 2013, among the Partnership, Wells Fargo Bank, National Association, as Administrative Agent, Lloyds Bank PLC and Royal Bank of Canada, as Co-Syndication Agents, Natixis and SunTrust Bank, as Co-Documentation Agents, and the several lenders from time to time party thereto (the “Credit Agreement” and, together with the Credit Agreement Amendment, the “Amended Credit Agreement”).

The Credit Agreement Amendment amends the Credit Agreement to, among other things:

(1) amend the maximum permitted consolidated total leverage ratio such that, after the Partnership has spent at least $15.0 million of the projected capital expenditures for the Eaglebine pipeline project, such maximum ratio will be 5.00 to 1.00 for the fiscal quarters ending March 31, 2015 through September 30, 2016, 4.75 to 1.00 for the fiscal quarter ending December 31, 2016, and 4.50 to 1.00 for each fiscal quarter thereafter; provided that (x) after 50% of the projected capital expenditures for the Partnership’s Eaglebine pipeline project have been spent, the Partnership may elect to increase the maximum permitted consolidated total leverage ratio to 5.50 to 1.00 for two consecutive fiscal quarters ending on or before September 30, 2016, and (y) the maximum permitted consolidated total leverage ratio will be 5.50 to 1.00 from the later of the fiscal quarter ending March 31, 2015 and the date on which the Partnership issues qualified senior notes (as defined in the Amended Credit Agreement, but generally being unsecured indebtedness with no required principal payments prior to June 28, 2019) in an aggregate principal amount (when combined with all other qualified senior notes previously or concurrently issued) that equals or exceeds $200.0 million until September 30, 2016, and 5.00 to 1.00 for each fiscal quarter thereafter; and

(2) increase the Credit Agreement’s limit for material project adjustments to EBITDA (as defined in the Amended Credit Agreement).

Upon the closing of the Credit Agreement Amendment, the Partnership had $289.0 million of outstanding borrowings and $0.3 million in outstanding letters of credit under the Amended Credit Agreement, leaving the Partnership with approximately $110.7 million available capacity for additional borrowings and letters of credit under the Amended Credit Agreement. In connection with entering into the Credit Agreement Amendment, the Partnership paid a nominal consent fee to the lenders party thereto.

The description set forth above is qualified in its entirety by reference to (i) the Credit Agreement, a copy of which is filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed on July 1, 2013, and (ii) the Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Item 2.03.	Entry into a Material Definitive Agreement.

The information provided in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

EXHIBIT NUMBER		DESCRIPTION

10.1	—
First Amendment to Amended and Restated Credit Agreement, dated as of September 15, 2014, by and among the Partnership, Wells Fargo Bank, National Association, as Administrative Agent, and the several lenders from time to time party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEKNIGHT ENERGY PARTNERS, L.P.

		By:	Blueknight Energy Partners G.P., L.L.C
its General Partner

Date:	September 15, 2014	By:	/s/ Alex G. Stallings
Alex G. Stallings
Chief Financial Officer and Secretary

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

10.1	-
First Amendment to Amended and Restated Credit Agreement, dated as of September 15, 2014, by and among the Partnership, Wells Fargo Bank, National Association, as Administrative Agent, and the several lenders from time to time party thereto.